UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 6, 2018  (June 1, 2018)

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 1, 2018,  Primoris Services Corporation, a Delaware corporation (“Primoris”), completed its previously announced acquisition of Willbros Group, Inc., a Delaware corporation (“Willbros”). Pursuant to the terms of that Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 27, 2018, Waco Acquisition Vehicle, Inc., a Delaware corporation and wholly owned subsidiary of Primoris (“Merger Sub”), merged with and into Willbros (the “Merger”), with Willbros surviving the Merger as a wholly-owned subsidiary of Primoris.

Pursuant to the Merger Agreement and by virtue of the Merger, each share of Willbros common stock issued and outstanding immediately prior to the Merger was converted into the right to receive $0.60 in cash, without interest (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement. As also provided under the Merger Agreement, certain equity awards held by employees of Willbros were converted into cash equal to the product of (A) the number of shares of such awards and (B) the Merger Consideration, less applicable taxes required to be withheld.

The aggregate amount of the Merger Consideration was approximately $107.0  million, net of cash acquired. Primoris funded the Merger Consideration and certain costs associated with the Merger through a combination of existing cash balances and borrowings under its Revolving Credit Facility.

In connection with the Merger Agreement, Primoris provided  $15.0 million in secured bridge financing to support Willbros working capital needs through May 31, 2018.  Prior to closing, Willbros repaid the $15.0 million financing plus accrued interest in full.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Primoris on March  28, 2018 and incorporated herein by reference in its entirety.

Item 9.01.Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The historical financial statements of Willbros required by Item 9.01(a) of Form 8-K will be filed by amendment within the requisite period of time for such amendment to be provided.

(b)   Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within the requisite period of time for such amendment to be provided.

(d)   Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated March 27, 2018, among Primoris Services Corporation, Waco Acquisition Vehicle, Inc., and Willbros Group, Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, as filed with the SEC on March 28, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: June 6, 2018	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer